UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 14, 2016 in Houston, Texas. Of the 71,207,390 shares of voting common stock outstanding as of April 15, 2016, the record date, 65,719,433 shares, or approximately 92%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting, each of which is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2016.

Proposal 1 - Election of Directors
The following three (3) Class II directors were elected to serve for three-year terms until the 2019 Annual Meeting of Stockholders or until their respective successors are elected and qualified, or until earlier death, resignation or removal.

Name	Votes For	Against	Votes Withheld	Broker Non-Votes
Carlton D. Donaway	57,527,663	—	1,181,000	7,010,770
David G. Elkins	57,705,903	—	1,002,760	7,010,770
Myrna M. Soto	57,709,757	—	998,906	7,010,770

Proposal 2 -- Ratification of the Selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
64,743,017	325,009	651,407	—

Proposal 3 - Approval on a Non-Binding, Advisory Basis of the Compensation of the Company's Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
57,744,926	798,632	165,105	7,010,770

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016
SPIRIT AIRLINES, INC.
By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel